Calculation of Filing Fee Tables
S-3
MEDTRONIC INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	2.950% Senior Notes Due 2030	457(r)	881,925,000		$ 881,695,699.50	0.0001531	$ 134,988.00
Fees to be Paid	2	Debt	Guarantee of Medtronic Public Limited Company of 2.950% Senior Notes Due 2030	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	Guarantee of Medtronic Global Holdings S.C.A. of 2.950% Senior Notes Due 2030	Other				0.0001531	$ 0.00
Fees to be Paid	4	Debt	4.200% Senior Notes Due 2045	457(r)	881,925,000		$ 881,016,617.25	0.0001531	$ 134,884.00
Fees to be Paid	5	Debt	Guarantee of Medtronic Public Limited Company of 4.200% Senior Notes Due 2045	Other				0.0001531	$ 0.00
Fees to be Paid	6	Debt	Guarantee of Medtronic Global Holdings S.C.A. of 4.200% Senior Notes Due 2045	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,762,712,316.75		$ 269,872.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 269,872.00
Offering Note
[1]	(1) The U.S. dollar equivalent of the Amount Registered has been calculated using a euro/U.S. dollar exchange rate of euro1.00 = U.S. $1.1759, as announced by the U.S. Federal Reserve Board as of September 5, 2025. (2) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

[2]	(1) The U.S. dollar equivalent of the Amount Registered has been calculated using a euro/U.S. dollar exchange rate of euro1.00 = U.S. $1.1759, as announced by the U.S. Federal Reserve Board as of September 5, 2025. (2) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantees.

[3]	(1) The U.S. dollar equivalent of the Amount Registered has been calculated using a euro/U.S. dollar exchange rate of euro1.00 = U.S. $1.1759, as announced by the U.S. Federal Reserve Board as of September 5, 2025. (2) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantees.

[4]	(1) The U.S. dollar equivalent of the Amount Registered has been calculated using a euro/U.S. dollar exchange rate of euro1.00 = U.S. $1.1759, as announced by the U.S. Federal Reserve Board as of September 5, 2025. (2) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

[5]	(1) The U.S. dollar equivalent of the Amount Registered has been calculated using a euro/U.S. dollar exchange rate of euro1.00 = U.S. $1.1759, as announced by the U.S. Federal Reserve Board as of September 5, 2025. (2) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantees.

[6]	(1) The U.S. dollar equivalent of the Amount Registered has been calculated using a euro/U.S. dollar exchange rate of euro1.00 = U.S. $1.1759, as announced by the U.S. Federal Reserve Board as of September 5, 2025. (2) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A